UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant   ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Anterix Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1

Anterix Inc.

3 Garret Mountain Plaza, Suite 401

Woodland Park NJ 07424

SUPPLEMENT TO PROXY STATEMENT

FISCAL YEAR 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On August 6, 2021

This Supplement to Proxy Statement on Schedule 14A (the “Supplement”) is being filed to amend the definitive proxy statement (the “Proxy Statement”) of Anterix Inc. (the “Company”) related to the Company’s 2021 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on June 21, 2021, and revised on June 28, 2021.  In particular, this Supplement is being filed to correct (1) an omission in the bio of our Lead Independent Director Singleton B. McAllister and (2) an error in disclosing our Adjusted EBITDA performance in the section entitled “Short-Term Incentive Program.”

The Director Nominee section and Ms. McAllister’s bio are amended below to disclose that Ms. McAllister is currently on the board of Chart Industries, Inc.

Under the heading “Short-Term Incentive Program,” we incorrectly stated our Adjusted EBITDA Target as used by our Compensation Committee to assess the Company’s performance for purposes of the Short-Term Incentive (“STI”) Program. The Adjusted EBITDA Target was inadvertently stated as (in thousands) $32,797 instead of $(32,797) in the discussion of the target approved by the Compensation Committee.  In addition, we omitted a line item (“Loss on Disposal – Intangible Assets”) from the table reconciling the Adjusted EBITDA to our GAAP net loss for FY21, resulting in an incorrectly stated number for the actual FY21 Adjusted EBITDA achieved by the Company.  With this line item included, the Adjusted EBITDA for FY21 is correctly stated as (in thousands) $(31,501) instead of $(35,351).  This correction clarifies that the Company did, in fact, meet the FY21 Adjusted EBITDA Target, which, along with meeting the other stated Targets, was the basis upon which the STI payout decision for the President & CEO was made.    For ease of reference, we restate the entire section “Short-Term Incentive Program” below.

To the extent that information in this Supplement differs from or updates information contained in the Proxy Statement, the information in this Supplement shall supersede the information in the Proxy Statement. Capitalized and other certain defined terms used herein, but not otherwise defined, shall have the meanings ascribed to such terms in the Proxy Statement.

Set forth below is an amended and restated “Director Nominees” section.

Director Nominees

The Director nominees are proven leaders with a broad range of competencies, professional experience, and backgrounds. Each of our nominees brings a unique set of skills and diverse viewpoints to the Board. Importantly, the Board also recognizes the value of new perspectives and ideas and, in conjunction with executing its succession plan in 2020, the directors took the opportunity to strengthen our Board by adding new directors Gregory A. Pratt, Hamid Akhavan, Leslie B. Daniels, and Robert H. Schwartz, all of whom are nominees this year as well. The Board subsequently appointed Mahvash Yazdi as a director in February

2021, bringing the number of directors added within the last year to five. The Board then named Singleton McAllister as its Lead Independent Director. Of our nine directors, two are female, and two are ethnically/racially diverse.

Vo

Nominee	Age	Director Since	AC	CC	NCGC	SC	Independent	Other Current Public Company Boards
Morgan E. O’Brien**	76	2012				M	--
Robert H. Schwartz	55	2020				M	--
Hamid Akhavan	59	2020		M	M		X	Vonage Holdings Corp.
Leslie B. Daniels	74	2020		M	M	C	X	GAMCO Investors, Inc.
Gregory A. Haller	54	2018	M	M			X
Singleton B. McAllister*	69	2018			C	M	X	Alliant Energy Corp.; Chart Industries, Inc.; Securitas Infrastructure Services (Proxy Board)
Gregory A. Pratt	72	2020	M	C			X	Carpenter Technology Corp.; Tredegar Corporation
Paul Saleh	64	2016	C			M	X
Mahvash Yazdi	69	2021	M		M		X	NorthWestern Energy

AC = Audit Committee	C = Chair
CC = Compensation Committee	M = Member
NCGC = Nominating and Corporate Governance Committee	**Board Chair
SC = Strategy Committee	*Lead Independent Director

*****

Set forth below is an amended and restated biography for Ms. McAllister.

Singleton B. McAllister

Ms. McAllister has served as a member of our Board since June 2018, as Lead Independent Director since September 2020, and is Chair of the Nominating and Corporate Governance Committee. Ms. McAllister is currently serving as Of Counsel at the law firm Husch Blackwell, LLP (“Husch Blackwell”) and a Senior Advisor with Husch Blackwell Strategies. Before joining Husch Blackwell in May 2014, Ms. McAllister served as a partner in the law firms of Williams Mullen from 2012 to 2014, Blank Rome LLP from 2010 to 2012 and LeClairRyan from 2007 to 2010. Prior to entering private practice, Ms. McAllister served for five years as the general counsel for the United States Agency for International Development and previously served in senior positions in the U.S. House of Representatives.  Ms. McAllister is a director of Alliant Energy Corporation (NYSE: LNT) and the Proxy Board of Securitas Infrastructure Services, Inc. Ms. McAllister is also a director of Chart Industries, Inc. (NASDAQ: GTLS).  She also served as a director of United Rentals (NYSE: URI) from 2004 to May 2018, and previously chaired the National Women’s Business Center.  Ms. McAllister is a member of the  Council on Foreign Relations and a fellow to the National Academy of Public Administration. She has also served on the Advisory Board of the African Development Foundation and was Secretary of State to the Virginia State Board of Elections. Ms. McAllister has a Bachelor of Arts Degree from the University of Maryland and completed Graduate Studies in International Relations and earned her law degree from Howard University.

We believe Ms. McAllister is qualified to serve on our Board based on her legal, regulatory and corporate governance experience and expertise, as well as her current experience serving on the boards of directors of other public and private companies, including public and private utility companies.

*****

Set forth below is an amended and restated “Short-Term Incentive Program” section.

Short-Term Incentive Program.  The Short-Term Incentive Program is designed to reward short-term performance results and is payable in cash and/or shares of our common stock. Each year, the CEO, in conjunction with the Head of Human Resources, leads the development of the  Executive Short-Term Incentive Program, which consists of three components: 1) Company Performance; 2) Financial Goals (Adjusted EBITDA Target and Cash Balance) and 3) Individual Performance. The Bonus Plan assigns a percentage allocation to each of these three components to determine how an executive’s bonus will be calculated at the end of the fiscal year.  Once developed, each year, this plan is presented to the Compensation Committee for review, evaluation, and approval to ensure consistency with our Compensation Philosophy.  Pursuant to the approved FY21 Bonus Plan, each Executive’s “Short-term Incentive” was allocated to the three components, on a percentage basis, as described in the “weighting” chart below.

For Fiscal 2021, our Compensation Committee established the following weighting for the corporate, financial and individual performance objectives:

Performance Goal	Executive Officers
Company Performance	30%
Adjusted EBITDA Target(i)	20%
Cash Balance	20%

(i)

We define Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, interest (income) expense-net, other (income) expense-net, restructuring expenses, impairment of long-lived assets, income taxes and stock-based compensation, loss on disposal – intangible assets, and items related to the dispatch legacy business.

Our corporate performance objectives were focused on (i) customer growth, (ii) driving adoption of and expanding our broadband spectrum offerings, and (iii) commercial readiness. Financial factors for corporate performance were focused on Adjusted EBITDA and Cash Balance, with the Compensation Committee setting the Adjusted EBITDA target at $(32,797,000) and the Cash Balance target at $78,417,000.

Our Compensation Committee expected that the objectives it set for our corporate and financial performance at the target level of performance would be challenging and require effective execution by our management team.

The table below reconciles Adjusted EBITDA to our GAAP disclosure of net loss in (000’s).

Adjusted EBITDA	For the year ended March 31, 2021:
Net Loss	$(54,434)
Income tax expense	124
Interest (income) expense - net	(124)
Other (income) expense - net	(414)
Loss on equity method investment	39
Depreciation and amortization	3,533
Loss on Disposal – Intangible Assets	3,850
Stock-based compensation expense	15,925
Adjusted EBITDA	$(31,501)

The target incentive amounts are based on a percentage of the executive’s base salary.  For Fiscal 2021, the Compensation Committee set the target incentive levels at between 40% and 100% of the base salaries of our executives.  The Compensation Committee set the annual target incentive for our President & Chief Executive Officer at 100% of his base salary and the annual target incentive for our Chief Regulatory and Communications Officer at 75% of his base salary.  Mr. O’Brien, as Executive Chairman, did not participate in the Short-Term Incentive Program in Fiscal 2021.

For Fiscal 2021, the Compensation Committee evaluated our performance and each executive’s individual performance and awarded cash payouts to our executive officers at 100% of their target incentive award opportunities.  The Compensation Committee determined that we met or exceeded the financial performance goals based on its operating results as of March 31, 2021.

Mr. O’Brien’s individual performance achievements evaluated by the Compensation Committee include:

•	Directing “surge” to successfully advance the Report & Order to completion at FCC
•	Executing on succession from CEO to Exec Chairman
•	Advising CEO on long-term business strategy and customer contracts
•	Representing Anterix on various industry speaking engagements
•	Supporting leading investor meetings and quarterly earnings calls
•	Initiating and guided strategic discussions with Motorola
•	Guiding strategic discussions with complex system incumbents
•	Led Company’s transition to new Directors and processes to drive post R&O strategy

Mr. Schwartz’s individual performance achievements evaluated by the Compensation Committee for the determination of his Short-term Incentive Award include:

•	Leading the executive leadership team through COVID-19 transition to work from home
•	Building an expanded executive and senior leadership team
•	Setting our strategy and direction
•	Securing our first customer contracts to achieve FY21 Customer Growth targets
•	Successfully executing our operational and financial objectives
•	Pursuing strategic partnership(s) to accelerate 900 MHz spectrum adoption and/or to expand our revenue potential
•	Expanding development of customer relationships and our reputation with utilities
•	Fostering investor and investment banking relationships
•	Publicly promoting our business through press interviews, webinars, conferences, and outreach

Mr. Guttman-McCabe’s individual performance achievements evaluated by the Compensation Committee for the determination of his Short-term Incentive Award include:

•	Shepherding the Report and Order through the FCC with a favorable outcome for the Company
•	Shaping our regulatory strategy, guiding and directing all matters related to the FCC, Capitol Hill, and federal and state governments and agencies
•	Steering the post-Report and Order media campaign and generating significant industry awareness
•	Guiding all corporate communications, messaging, and positioning
•	Directing process and implementation of new public relations firm
•	Overseeing the Anterix Advisory Council and strategic key initiatives
•	Acting as lead strategist and point of contact for national industry associations and regulatory bodies

Executives	Adjusted EBITDA (20% Weighting)	Cash Balance (20% Weighting)	Company Performance Achievement (30% Weighting)	Individual Performance Achievement (30% Weighting)	Total Payout (% of Target)	Total Payout ($)
Morgan E. O’Brien Executive Chairman (1)	—	—	—	—	—	—
Robert H. Schwartz President & CEO	20.0%	20.0%	30.0%	30.0%	100.0%	$500,000
Christopher Guttman-McCabe Chief Regulatory and Communications Officer	20.0%	20.0%	30.0%	30.0%	100.0%	$318,750

(1) Did not participate in Fiscal 2021 Short-Term Incentive Program.

The Board reiterates its recommendation to vote “FOR” each of the proposals in the Proxy Statement.

The Proxy Statement contains important additional information. We encourage you to read this Supplement together with the Proxy Statement carefully.

Your vote is important. If you have not already done so, please vote by telephone, via the Internet, or by signing, dating, and returning the proxy card or voting instruction card previously mailed to you. If you have already returned your proxy or voting instruction card or voted by telephone or via the Internet, you do not need to take any action unless you wish to change your vote.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT. PLEASE REFER TO THE PROXY STATEMENT FOR ADDITIONAL INFORMATION.